    As filed with the Securities and Exchange Commission on June 13, 1997
                                            Registration No. 333-_______________
--------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                         --------------------------

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                         --------------------------

                      ELECTRONIC TRANSMISSION CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


       DELAWARE                                                 75-2578619
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                         --------------------------

                                                        L. Cade Havard
                                                   5025 Arapaho Road, Suite 515
   5025 Arapaho Road, Suite 515                       Dallas, Texas 75248
        Dallas, Texas 75248                             (972) 980-0900
(Address of Principal Executive Offices)     (Name, Address and Telephone Number
                                                      of Agent For Service)


                         --------------------------

                            EMPLOYEE STOCK OPTIONS
                           (Full title of the Plan)


                         --------------------------

                                   COPY TO:
                           Richard B. Goodner, Esq.
                   Looper, Reed, Mark & McGraw Incorporated
                         1601 Elm Street, Suite 4100
                             Dallas, Texas 75201

                         --------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum     Proposed Maximum
      Title of Securities to be         Amount to be        Offering Price          Aggregate            Amount of
             Registered                  Registered            Per Share         Offering Price     Registration Fee(1)
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value
 per share . . . . . . . . . . . .           346,666             $0.001           $   346.67                $  0.11
 Common Stock, $0.001 par value
 per share . . . . . . . . . . . .           825,000             1.25              1,031,250                 312.47
 Common Stock, $0.001 par value
 per share . . . . . . . . . . . .            23,000             1.50                 34,500                  10.45
                                            --------                                                        -------
      Totals . . . . . . . . . . .         1,194,666                                                        $323.14

----------------------

(1) Based upon the exercise price of the options issued under the various Employee Stock Options in accordance with Rule 457(h).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed or to be filed by Electronic Transmission Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) The Registrant's Registration Statement on Form S-4 which was declared effective by the Commission on January 7, 1997 (File No. 333-07069), which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1995 and unaudited financial statements for the nine months ended September 30, 1996;

         (b) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1996;

         (c) The Registrant's Current Report on Form 8-KSB dated February 11, 1997;

         (d) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997, which contains unaudited financial statements of the Registrant for the fiscal quarter ended March 31, 1997; and

         (e) The description of the Common Stock of the Registrant incorporated by reference in its Registration Statement on Form 8-A (File No. 221355) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All other documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations. That indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, resolution of stockholders or directors, agreement or otherwise. Article Tenth of the Registrant's

Certificate of Incorporation (the "Certificate") makes mandatory the indemnification expressly authorized under the DGCL. The inclusion of this provision in the Registrant's Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing an action against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefitted the Registrant and its stockholders. This provision does not prevent the Registrant or its stockholders from seeking injunctive relief or other equitable remedies against its directors under applicable state law, although there can be no assurance that such remedies, if sought, would be obtained. In addition, this provision may not limit the liability of the Registrant's directors for violations of Federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as exhibits to this Registration Statement. Certain documents previously filed with the Commission are incorporated in this Registration Statement by reference.

 Exhibit Number               Description of Exhibit
 --------------               ----------------------
  * 4.1             --        Specimen Common Stock Certificate
    5.1             --        Opinion of Looper, Reed, Mark & McGraw
                              Incorporated
  *10.1             --        Employment Agreement dated January 2, 1995, by
                              and between the Company and L. Cade Havard
   10.2             --        Employment Agreement dated April 1, 1997, by
                              and between the Company and L. Cade Havard
   10.3             --        Employment Agreement dated December 7, 1995, by
                              and between the Company and Derek Dzung Pham
   10.4             --        Employment Agreement dated September 22, 1995,
                              by and between the Company and Scott Vu
   10.5             --        Employment Agreement dated February 20, 1996, by
                              and between the Company and Marsha D. Wilcox
   10.6             --        Employment Agreement dated February 15, 1996, by
                              and between the Company and Harry K. Altman
   10.7             --        Employment Agreement dated July 1, 1996, by and
                              between the Company and Robert L. Bonomi
   10.8             --        Employment Agreement dated June 15, 1996, by and
                              between the Company and Dan A. Doughty
   10.9             --        Employment Agreement dated August 1, 1996, by
                              and between the Company and Julie L. Krueger
   10.10            --        Employment Agreement dated May 31, 1996, by and
                              between the Company and Lyndel Ray McGee
   10.11            --        Employment Agreement dated July 1, 1996, by and
                              between the Company and Tammy L. Newman
   10.12            --        Employment Agreement dated June 17, 1996, by and
                              between the Company and Mark L. Roden
   23.1             --        Consent of Simonton, Kutac & Barnidge, L.L.P.
   23.2             --        Consent of Looper, Reed, Mark & McGraw
                              Incorporated (included in its opinion filed as
                              Exhibit 5.1)
   24.1             --        Power of Attorney (included at page II-4 hereof)

-----------------

    * Incorporated in this Registration Statement by reference to the exhibits as filed as exhibits 4.1 and 10.7, respectively, in the Registrant's Registration Statement on Form S-4, as amended (File Number 333-07069), which was declared effective by the Commission on January 7, 1997.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of June, 1997.

                                       ELECTRONIC TRANSMISSION CORPORATION
                                       (Registrant)

                                       By: /s/ L. CADE HAVARD
                                          --------------------------------------
                                          L. Cade Havard, Chairman of the Board,
                                          President, Chief Executive Officer
                                          and Director

                              POWER OF ATTORNEY

    Each person whose signature appears below on this Registration Statement constitutes and appoints L. Cade Havard, with full power of substitution, our true and lawful attorney and agent, to do any and all acts and things in our names in the capacities indicated which L. Cade Havard may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, the power and authority to sign for us, or any of us, in our names in the capacities indicated, and any and all amendments (including post-effective amendments) to this Registration Statement; and we do hereby ratify and confirm all that L. Cade Havard shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

             Signature                                      Title                                  Date
             ---------                                      -----                                  ----
/s/ L. Cade Havard                     Chairman of the Board, President, Chief                 June 12, 1997
----------------------------------     Executive Officer, and Director (Principal           ----------------
L. Cade Havard                         Executive)


/s/ Louann C. Smith                    Controller, Treasurer and Corporate Secretary           June 12, 1997
----------------------------------                                                          ----------------
Louann C. Smith

/s/ Ann C. McDearmon                   Executive Vice President -- Director of                 June 12, 1997
----------------------------------     Marketing                                            ----------------
Ann C. McDearmon

/s/ Timothy P. Powell                  Executive Vice President -- Data Services and           June 12, 1997
----------------------------------     Director                                             ----------------
Timothy P. Powell

/s/ Michael Eckstein                   Director                                                June 12, 1997
----------------------------------                                                          ----------------
Michael Eckstein

/s/ David O. Hannah                    Director                                                June 12, 1997
----------------------------------                                                          ----------------
David O. Hannah

/s/ Dennis Barnes                      Director                                                June 12, 1997
----------------------------------                                                          ----------------
Dennis Barnes

                              INDEX TO EXHIBITS

   Exhibit
   Number                   Description of Exhibit
   ------                   ----------------------
  * 4.1           --        Specimen Common Stock Certificate
    5.1           --        Opinion of Looper, Reed, Mark & McGraw Incorporated
   10.1           --        Employment Agreement dated January 2, 1995, by and
                            between the Company and L. Cade Havard
   10.2           --        Employment Agreement dated April 1, 1997, by
                            and between the Company and L. Cade Havard
   10.3           --        Employment Agreement dated December 7, 1995, by
                            and between the Company and Derek Dzung Pham
   10.4           --        Employment Agreement dated September 22, 1995,
                            by and between the Company and Scott Vu
   10.5           --        Employment Agreement dated February 20, 1996, by
                            and between the Company and Marsha D. Wilcox
   10.6           --        Employment Agreement dated February 15, 1996, by
                            and between the Company and Harry K. Altman
   10.7           --        Employment Agreement dated July 1, 1996, by and
                            between the Company and Robert L. Bonomi
   10.8           --        Employment Agreement dated June 15, 1996, by and
                            between the Company and Dan A. Doughty
   10.9           --        Employment Agreement dated August 1, 1996, by
                            and between the Company and Julie L. Krueger
   10.10          --        Employment Agreement dated May 31, 1996, by and
                            between the Company and Lyndel Ray McGee
   10.11          --        Employment Agreement dated July 1, 1996, by and
                            between the Company and Tammy L. Newman
   10.12          --        Employment Agreement dated June 17, 1996, by and
                            between the Company and Mark L. Roden
   23.1           --        Consent of Simonton, Kutac & Barnidge, L.L.P.
   23.2           --        Consent of Looper, Reed, Mark & McGraw Incorporated
                            (included in its opinion filed as Exhibit 5.1)
   24.1           --        Power of Attorney (included at page II-4 hereof)

------------------

    * Incorporated in this Registration Statement by reference to the exhibits as filed as exhibits 4.1 and 10.7, respectively, in the Registrant's Registration Statement on Form S-4, as amended (File Number 333-07069), which was declared effective by the Commission on January 7, 1997.